                                                                    Exhibit 8.1



                              SHEARMAN & STERLING

FAX: 212-848-7179             599 LEXINGTON AVENUE                    ABU DHABI
TELEX: 667290               NEW YORK, N.Y. 10022-6069                   BEIJING
www.shearman.com                  212 848-4000                       DUSSELDORF
                                                                      FRANKFURT
                                                                         LONDON
WRITER'S DIRECT NUMBER:                                              MENLO PARK
                                                                       NEW YORK
                                                                          PARIS
                                                                  SAN FRANCISCO
                                                                      SINGAPORE
                                                                        TORONTO
                                                               WASHINGTON, D.C.


                                                             September   , 1999


Phelps Dodge Corporation
2600 North Central Avenue
Phoenix, AZ 85004-3014



          Offer to Exchange Common Stock of Phelps Dodge Corporation
                    for Common Stock of ASARCO Incorporated
          ----------------------------------------------------------



Ladies and Gentlemen:

     You have requested our opinion as to certain United States federal income tax consequences of your offer to exchange shares of common stock of Phelps Dodge Corporation for shares of common stock of ASARCO Incorporated, a New Jersey corporation (the "Exchange Offer"). We hereby confirm our opinion as set forth under the heading "Material U.S. Federal Income Tax Considerations" in
the Prospectus dated September   , 1999 for the Exchange Offer.

     We hereby consent to the reference to us under the heading "Material U.S. Federal Income Tax Considerations" in the Prospectus and to the filing of this opinion as an exhibit to the related Registration Statement on Form S-4 fled with the Securities and Exchange Commission. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1993, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                                Very truly yours,


                                                /s/  Shearman & Sterling
                                                -----------------------------
                                                     Shearman & Sterling


PHB/PMM